UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 3, 2012

POLYCOM, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	000-27978	94-3128324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Willow Road Pleasanton, California		94588
(Address of principal executive offices)		(Zip Code)

(925) 924-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Financial Officer

On February 8, 2012, Polycom, Inc. (“Polycom”) announced that Michael R. Kourey is retiring as Executive Vice President, Finance and Administration and Chief Financial Officer of Polycom effective February 20, 2012. Mr. Kourey will remain with the company until March 7, 2012 to assist in the transition of his responsibilities, and he will be available as an advisor to Polycom through May 7, 2012. Further, upon his execution and non-revocation of a legal release of claims, Mr. Kourey is entitled to receive severance benefits pursuant to the terms of the Executive Severance Plan and Summary Plan Description filed with the Company’s Current Report on Form 10-Q for the quarter ended June 30, 2010.

A copy of the press release relating to this announcement is attached hereto as Exhibit 99.1.

Appointment of New Chief Financial Officer

On February 8, 2012, Polycom also announced that its Board of Directors had appointed Eric F. Brown as Chief Financial Officer, Chief Operating Officer and Executive Vice President of Polycom effective February 21, 2012.

Mr. Brown, 46, served as Executive Vice President, Chief Financial Officer of Electronic Arts Inc., an interactive entertainment software company, from April 2008 to February 2012. Prior to joining Electronic Arts, he served as Chief Operating Officer and Chief Financial Officer of McAfee, Inc., a security technology company, from March 2006 until March 2008. From January 2005 until March 2006, Mr. Brown was McAfee’s Executive Vice President and Chief Financial Officer. Mr. Brown served as President and Chief Financial Officer of MicroStrategy Incorporated, a business intelligence software provider, from 2000 until 2004. Mr. Brown serves on the Board of Directors of Electronics For Imaging, Inc. Mr. Brown received an M.B.A. from the Sloan School of Management of the Massachusetts Institute of Technology and a B.S. in Chemistry from the Massachusetts Institute of Technology.

Pursuant to an employment offer letter, Mr. Brown will receive the following:

•	A base annual salary of $600,000 per year;

•	A signing bonus of $500,000 (subject to repayment under certain conditions);

•	Participation in Polycom’s management bonus plan at 100% of base salary;

•	Subject to final approval by the Compensation Committee upon the commencement of Mr. Brown’s employment, an equity award of 215,000 restricted stock units

•	50% of the award will vest annually over two years

•	50% of the award will vest annually over three years

•	with 65,625 shares of the first year vesting taking place after six months;

•	Subject to final approval by the Compensation Committee upon the commencement of Mr. Brown’s employment, an equity award of 100,000 performance shares

•	For 50% of the award, Total Shareholder Return will be measured in two distinct 12- month measurement periods

•	For the other 50% of the award, Total Shareholder Return will be measured in three distinct 12-month measurement periods;

•	A severance package consistent with the Company’s Executive Severance Plan;

•	A change of control severance package pursuant to the Company’s executive Change of Control Severance agreement; and

•	Eligibility to participate in all compensation, retirement, and welfare benefit programs available to Polycom executive officers.

A copy of the press release relating to this announcement is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

99.1	Press release dated February 8, 2012, entitled “CFO Michael Kourey to Retire from Polycom.”

99.2	Press release dated February 8, 2012, entitled “Polycom Names Eric Brown Chief Financial Officer and Chief Operating Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYCOM, INC.

By:	/s/ Sayed M. Darwish
Sayed M. Darwish
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

Date: February 8, 2012

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